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                                                                   EXHIBIT 10.17

                                                     Western Digital Corporation
                                                         20511 Lake Forest Drive
                                                  Lake Forest, California  92630

                                                              Tel:  510.683.7387
                                                              FAX:  510.683.7141

                                                                  DAVID C. FETAH
                                                                  Vice President
                                                Human Resources & Administration

September 10, 2004

Mr. Steve Milligan
BY HAND DELIVERY

Dear Steve:

      In connection with your employment by Western Digital Technologies, Inc. (the "Company"), which became effective on September 23, 2002, you became eligible for a payment of $35,000.00 to be paid upon completion of twenty-four
(24) months of employment ("Payment Date") at the Company. This payment is considered taxable income to you. Your eligibility for this payment requires you to have full-time employee status on the Payment Date. If you either voluntarily terminate or are terminated by the Company for Good Cause prior to the Payment Date, you will not be eligible to receive the payment. Additionally, if you either voluntarily terminate or are terminated by the Company for Good Cause six
(6) months after the Payment Date, this payment shall be repaid by you to the Company. For purposes hereof, "Good Cause" means (i) theft or damage of Western Digital property, (ii) possession, sale or distribution of illegal drugs, (iii) being under the influence of alcohol or drugs (except to the extent medically prescribed) while on duty or on Company premises, (iv) involvement in activities representing conflicts of interest, (v) improper disclosure of confidential information, (vi) conduct endangering, or likely to endanger, the health or safety of another employee, (vii) conviction of a felony, or (viii) falsifying or misrepresenting information on Company records.

      This letter supersedes and replaces in its entirety all prior agreements and understandings between you and the Company relating to the subject matter hereof.

      Please return the signed and dated original indicating your acceptance of this letter. A copy has been enclosed for your records. If you have any questions, please do not hesitate to call.

Sincerely,

/s/ David C. Fetah
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David C. Fetah
Vice President
Human Resources and Administration

ACCEPTANCE: /s/ Stephen D. Milligan                     9/10/04
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            Signature                                   Date